UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 9, 2021

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 stated value per share	FRME	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On February 9, 2021, the Board of Directors of First Merchants Corporation (the “Corporation”) increased the size of its Board of Directors from thirteen (13) members to fourteen (14). Inasmuch as the Corporation had twelve (12) directors immediately prior to the increase, the increase created two (2) vacancies on the Board. One vacancy was added to Class II of the Board and one to Class III of the Board.

Also on February 9, 2021, the Board appointed Susan W. Brooks to fill the vacancy in Class II. Ms. Brooks’ initial term will continue until the 2021 Annual Meeting of Shareholders, at which time she will be considered for election for a two (2) year term. For her services as a director, Ms. Brooks will be entitled to receive her pro rata portion of the standard director retainer and will be a participant in the Corporation’s Equity Compensation Plan for Non-Employee Directors. Ms. Brooks is also subject to the Corporation’s director stock ownership guidelines, which require all nonemployee directors to acquire and hold (as soon as reasonably possible and in all cases within six years of election) shares of the Corporation’s common stock equal in value to at least three times their total annual compensation for services as a director. Other than described above, Ms. Brooks did not enter into any material plan, contract or arrangement in connection with her appointment as a director. The Board Committee or Committees on which Ms. Brooks will serve have not been identified.

On February 9, 2021, the Board appointed Mark K. Hardwick, the Corporation’s recently appointed Chief Executive Officer, to fill the vacancy in Class III. Mr. Hardwick’s initial term will continue until the 2021 Annual Meeting of Shareholders, at which time he will be considered for election for a three (3) year term. As an employee director, Mr. Hardwick shall receive no compensation, nor participate in any director equity plan, for his services as a director. Mr. Hardwick has not entered into any material plan, contract or arrangement (including any amendments or modifications thereto) in connection with his appointment as a director.

Neither Ms. Brooks nor Mr. Hardwick is a party to any transaction with the Corporation that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.
A copy of the Corporation’s press release, dated February 11, 2021, announcing the appointments of Ms. Brooks and Mr. Hardwick to the Corporation’s Board of Directors is attached hereto as Exhibit 99.1.

On February 9, 2021, the Corporation’s Board of Directors also accepted the resignations from the Board of current Directors, Michael E. Marhenke and Harold Douglas Chaffin, effective at the conclusion of the Board of Directors meeting on May 11, 2021. Mr. Marhenke is also a current member of the Audit Committee of the Board of Directors. Neither resignation was a result of any disagreement with the Corporation. Upon the effectiveness of these resignations, the size of the Corporation’s Board shall be decreased from fourteen (14) members to twelve (12) members.

Also on February 9, 2021, the Board waived the mandatory retirement provision in its Bylaws for the purpose of allowing the Corporation’s Chairman of the Board, Charles E. Schalliol, to remain a member of the Board and Chairman until the Corporation’s Annual Meeting of Shareholders in 2023, subject to his re-election to the Board by the shareholders at the Corporation’s Annual Meeting in 2022. The purpose of the extension for Mr. Schalliol is to assist in the transition of Mark Hardwick to his new role as Chief Executive Officer of the Corporation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)     Not applicable.

(b)     Not applicable.

(c)     Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release of First Merchants Corporation, dated February 11, 2021
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DATE: February 11, 2021

                        FIRST MERCHANTS CORPORATION

                        By: /s/ Michele M. Kawiecki
                        Michele M. Kawiecki
                        Chief Financial Officer